Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Thursday, April 17, 2025	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS FIRST QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $56.1 million, or $1.67 per diluted share, for the first quarter of 2025 compared to net income of $50.3 million, or $1.50 per diluted share, for the first quarter of 2024.

The Company’s net interest income for the three-months ended March 31, 2025 increased to $115.9 million compared to $106.1 million for the same period in 2024. Higher loan volume along with general growth in earning assets were the primary drivers of the change in net interest income. Net interest margin was unchanged at 3.70% for both the first quarter of 2025 and 2024. The Company recorded a provision for credit losses of $1.6 million in the first quarter of 2025 compared to $4.0 million for the first quarter of 2024.

Noninterest income for the quarter totaled $49.0 million compared to $44.9 million last year. Trust revenue, treasury income, sweep fees and insurance commissions each increased when compared to first quarter last year.

Noninterest expense grew to $92.2 million for the quarter-ended March 31, 2025 compared to $82.8 million in the same quarter in 2024. The Company recorded a $4.4 million expense related to the disposition of certain equity investments no longer permissible under the Volcker rule which prohibits banks with more than $10 billion in assets from holding certain private equity investments. Additionally, the increase in noninterest expense was augmented by growth in salaries and employee benefits of $3.1 million.

At March 31, 2025, the Company’s total assets were $14.0 billion, an increase of $483.7 million from December 31, 2024. Loans grew $69.6 million from December 31, 2024, totaling $8.1 billion at March 31, 2025. Deposits totaled $12.1 billion, an increase of $408.2 million from year-end 2024. Sweep accounts totaled $5.5 billion at March 31, 2025, up $324.6 million from December 31, 2024. The Company’s total stockholders’ equity was $1.7 billion, an increase of $51.6 million from the end of 2024.

Nonaccrual loans totaled $56.4 million, representing 0.70% of total loans at March 31, 2025, down slightly from 0.72% at year-end 2024. The allowance for credit losses to total loans was 1.24% at March 31, 2025, unchanged from December 31, 2024. Net charge-offs were $503,000 for the quarter compared to $3.5 million for the first quarter last year.

BancFirst Corporation CEO David Harlow commented, “The Company continues to perform fundamentally well; however, the current bond and equity market volatility presents a unique backdrop. The ultimate impact on our region’s economy, our customers and, thus, credit quality remains to be seen. We are cautious in our outlook for the remainder of the year with the likelihood of an economic slowdown increasing and, as a result, our reserve for credit losses as a percentage of loans is unchanged from year-end 2024.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 104 banking locations serving 59 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area, and Worthington Bank, a Texas state-chartered bank with three locations in the Fort Worth Metroplex area, one location in Arlington Texas and one location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Hannah Andrus, Chief Financial Officer at (405) 218-4174 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2025	2024	2024	2024	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Condensed Income Statements:
Net interest income	$115,949	$115,917	$114,957	$109,896	$106,104
Provision for (benefit from) credit losses	1,586	(1,400)	3,031	3,358	4,015
Noninterest income:
Trust revenue	5,539	5,551	5,672	5,490	5,088
Service charges on deposits	16,804	18,133	17,723	17,280	16,428
Securities transactions	(333)	355	(308)	317	(267)
Sales of loans	636	731	721	733	491
Insurance commissions	10,410	7,914	9,391	6,668	9,455
Cash management	10,051	9,221	9,189	9,149	8,651
Other	5,787	5,114	6,324	4,307	5,054
Total noninterest income	48,894	47,019	48,712	43,944	44,900

Noninterest expense:
Salaries and employee benefits	54,593	54,327	54,215	51,928	51,528
Occupancy expense, net	5,753	5,977	5,776	5,233	5,206
Depreciation	4,808	4,593	4,482	4,504	4,556
Amortization of intangible assets	886	887	886	887	886
Data processing services	2,892	2,726	2,720	2,696	2,616
Net expense from other real estate owned	2,658	6,446	2,751	1,656	2,202
Marketing and business promotion	2,461	2,719	2,168	2,246	2,256
Deposit insurance	1,725	1,653	1,645	1,614	1,438
Other	16,403	13,007	12,091	14,552	12,091
Total noninterest expense	92,179	92,335	86,734	85,316	82,779
Income before income taxes	71,078	72,001	73,904	65,166	64,210
Income tax expense	14,966	15,525	15,001	14,525	13,876
Net income	$56,112	$56,476	$58,903	$50,641	$50,334
Per Common Share Data:
Net income-basic	$1.69	$1.71	$1.78	$1.53	$1.53
Net income-diluted	1.67	1.68	1.75	1.51	1.50
Cash dividends declared	0.46	0.46	0.46	0.43	0.43
Common shares outstanding	33,241,564	33,216,519	33,122,689	33,022,124	32,966,678
Average common shares outstanding -
Basic	33,130,938	33,172,530	33,097,164	33,001,180	32,947,983
Diluted	33,667,023	33,750,993	33,646,549	33,525,061	33,513,412
Performance Ratios:
Return on average assets	1.66%	1.67%	1.80%	1.61%	1.63%
Return on average stockholders’ equity	13.85	14.04	15.14	13.72	13.96
Net interest margin	3.70	3.68	3.78	3.76	3.70
Efficiency ratio	55.92	56.67	52.99	55.46	54.82

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2025	2024	2024	2024	2024
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance Sheet Data:

Total assets	$14,038,055	$13,554,314	$13,313,482	$12,737,318	$12,602,425
Interest-bearing deposits with banks	3,706,328	3,315,932	2,743,578	2,299,019	2,341,604
Debt securities	1,167,441	1,211,754	1,376,913	1,441,365	1,534,651
Total loans	8,102,810	8,033,183	8,188,202	8,054,856	7,787,857
Allowance for credit losses	(100,455)	(99,497)	(101,882)	(99,626)	(97,267)
Noninterest-bearing demand deposits	4,027,797	3,907,060	3,858,670	3,815,818	3,849,807
Money market and interest-bearing checking deposits	5,393,995	5,231,327	5,122,457	4,930,853	4,901,081
Savings deposits	1,174,685	1,110,020	1,082,855	1,084,266	1,076,181
Time deposits	1,530,273	1,470,139	1,410,370	1,184,665	1,082,552
Total deposits	12,126,750	11,718,546	11,474,352	11,015,602	10,909,621
Stockholders' equity	1,672,827	1,621,187	1,584,575	1,512,492	1,469,312
Book value per common share	50.32	48.81	47.84	45.80	44.57
Tangible book value per common share (non-GAAP)(1)	44.47	42.92	41.91	39.83	38.56
Balance Sheet Ratios:
Average loans to deposits	68.08%	69.63%	72.27%	72.25%	71.97%
Average earning assets to total assets	93.10	93.14	93.02	92.77	92.67
Average stockholders' equity to average assets	12.00	11.87	11.88	11.71	11.65
Asset Quality Data:
Past due loans	$5,120	$7,739	$4,628	$4,280	$6,332
Nonaccrual loans (3)	56,371	57,984	45,481	44,021	41,996
Other real estate owned and repossessed assets	35,542	33,665	39,519	38,497	35,116
Nonaccrual loans to total loans	0.70%	0.72%	0.56%	0.55%	0.54%
Allowance to total loans	1.24	1.24	1.24	1.24	1.25
Allowance to nonaccrual loans	178.20	171.59	224.01	226.32	231.61
Net charge-offs to average loans	0.01	0.01	0.01	0.01	0.05

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,672,827	$1,621,187	$1,584,575	$1,512,492	$1,469,312
Less goodwill	182,263	182,263	182,263	182,263	182,263
Less intangible assets, net	12,272	13,158	14,045	14,931	15,818
Tangible stockholders’ equity (non-GAAP)	$1,478,292	$1,425,766	$1,388,267	$1,315,298	$1,271,231
Common shares outstanding	33,241,564	33,216,519	33,122,689	33,022,124	32,966,678
Tangible book value per common share (non-GAAP)	$44.47	$42.92	$41.91	$39.83	$38.56

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $9.2 million of nonaccrual loans at March 31, 2025.

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended
	March 31, 2025
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$8,050,816	$137,178	6.91%
Securities – taxable	1,195,306	7,006	2.38
Securities – tax exempt	2,192	22	4.13
Interest bearing deposits with banks and FFS	3,492,467	38,468	4.47
Total earning assets	12,740,781	182,674	5.81

Nonearning assets:
Cash and due from banks	214,859
Interest receivable and other assets	828,449
Allowance for credit losses	(99,703)
Total nonearning assets	943,605
Total assets	$13,684,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Money market and interest-bearing checking deposits	$5,302,584	$40,720	3.11%
Savings deposits	1,138,173	8,900	3.17
Time deposits	1,494,885	15,870	4.31
Short-term borrowings	643	7	4.36
Subordinated debt	86,162	1,030	4.85
Total interest bearing liabilities	8,022,447	66,527	3.36

Interest free funds:
Noninterest bearing deposits	3,889,812
Interest payable and other liabilities	129,460
Stockholders’ equity	1,642,667
Total interest free funds	5,661,939
Total liabilities and stockholders’ equity	$13,684,386
Net interest income		$116,147
Net interest spread			2.45%
Effect of interest free funds			1.25%
Net interest margin			3.70%